SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 10 or 15(d) of the
                    Securities Exchange Act of 1934



                            January 9, 1998
           ------------------------------------------------
           Date of Report (date of earliest event reported)


                         INTRATEL GROUP, LTD.
         -----------------------------------------------------
        (Exact Name of Registrant as Specified in its Charter)


   DELAWARE                     33-853963                 72-1265159
---------------               ------------            -------------------
(State or Other                (Commission            (IRS Employer Iden-
Jurisdiction of               File Number)             tification Number)
Incorporation)


                      28050 U.S. HIGHWAY 19 NORTH
                       CLEARWATER, FLORIDA 34621
                ---------------------------------------
                (Address of Principal Executive Offices
                          Including Zip Code)


                             (813) 797-9000
                     ------------------------------
                     (Registrant's telephone number,
                          including area code)






Page 1 of 3.

Item 1.   Changes in Control of Registrant
          --------------------------------

          N/A

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          N/A

Item 3.   Bankruptcy or Receivership
          --------------------------

          N/A

Item 4.   Changes in Registrant's Certifying Accountants
          ----------------------------------------------

          N/A

Item 5.   Material Events
          ---------------

               On November 10, 1997, IntraTel Group, Ltd.'s (the "Company") Board of Directors ratified and consented to the payment of any and all consulting payments made by the Company to Windamere Holdings - Robert E. Yaw II which, as of the date of this Report, total approximately $277,000. Mr. Robert E. Yaw II, the Company's Chairman of the Board, is the owner of Windamere Holdings and accordingly, he abstained from voting on this matter.

               The Board of Directors also approved the payment of a $25,000 consulting fee to Mr. Charles R. Brink, the Company's President and a Director, for work performed for the Company during the calendar year 1996. Mr. Brink did not vote on this matter.

               The payment of the above-referenced consulting fees is in addition to payments made to these individuals pursuant to their individual employment agreements.

Item 6.   Resignations of Registrant's Directors
          --------------------------------------

          N/A

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a) and (b)    N/A

          (c)       Exhibits: Filed herewith pursuant to Reg. S-K Item 601
                              is the following exhibit.

Exhibit No.    Page      Description
-----------    ----      -----------

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTRATEL GROUP, LTD.



Dated: January 9, 1998                  By:  /s/ ROBERT E. YAW, II
                                           ------------------------------
                                            Robert E. Yaw, II
                                            Chairman of the Board









                                   -3-